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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Tower Air, Inc.


We consent to the incorporation by reference in the Registration Statement (form S-8 No. 333-41345) pertaining to the Tower Air 1993 Long-Term Incentive Plan of our report dated February 16, 1998, except for the ninth paragraph of Note 2, as to which the date is March 9, 1998, with respect to the financial statements and schedule of Tower Air, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                       Ernst & Young LLP



Melville, New York
March 27, 1998